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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors of our report dated February 18, 2004, with respect to the consolidated financial statements of PACCAR Inc incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Seattle, Washington November 2, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM